Exhibit 99

Artesyn Reports First Quarter 2005 Financial Results

          BOCA RATON, Fla., April 28 /PRNewswire-FirstCall/ -- Artesyn Technologies, Inc. (Nasdaq: ATSN) today reported financial results for the first quarter ending on April 1, 2005.

          (Logo:  http://www.newscom.com/cgi-bin/prnh/20050117/FLMLOGO )

          Sales reported for the first quarter of 2005 were $102.5 million compared to $96.5 million for the same quarter last year.  Net income and earnings per share for the first quarter of 2005 and 2004 were each approximately $1.9 million, and $0.05 per share, respectively. Included in net income for the first quarter of 2005 is approximately $675,000, net of tax, representing the recovery of expenses under an indemnification from a previous technology license agreement.

          Total orders received during the first quarter of 2005 were $101.0 million, yielding a book-to-bill ratio of 0.99. Backlog at the end of the quarter was $85.6 million with approximately 87% shippable during the second quarter. There were 30 major design wins during the first quarter, which Artesyn estimates will realize approximately $357 million in revenues over the next two to four years.

          Artesyn’s CEO and President, Joseph O’Donnell, commented about the quarter, “While first quarter sales grew year over year, the financial results were disappointing compared to our expectations entering the quarter. As explained in our press release on April 12, sales were negatively impacted by customer delays in launching new programs initially scheduled for the first quarter.  While these product introductions have been rescheduled for later in 2005, this year’s revenue expectations have been lowered, as there will be fewer months of volume production in 2005. We will continue to invest in new technologies and products; however, to guard against the timing risk associated with customer systems introductions, we have taken measures to reduce operating expenses throughout the company.”

          2005 Outlook

          The company remains enthusiastic about the year and anticipates 2005 revenue growth between 8% and 12%, and 2005 diluted earnings per share growth between 20% and 35%, with a majority of the growth occurring in the second half of the year.

          Business Segment Results

          Power Conversion

          First quarter sales reported for the Power Conversion division were $81.3 million, representing a decline of $2.1 million from the first quarter in 2004. Revenues were negatively impacted in the server market by greater than anticipated seasonality trends. Additionally, in both the server and wireless infrastructure markets, revenues from several new products were rescheduled to later quarters in 2005. As a result, the Power Conversion segment had a quarterly operating loss before corporate expenses of $1.2 million.

          Revenues from the Company’s largest market sector, servers and storage, are expected to grow modestly for the remainder of 2005, consistent with widely published industry trends that are reporting 2005 growth to be slower than 2004. The wireless infrastructure business for power solutions continues to be a source of growth and we expect new product revenues from rectifiers and amplifiers for base station infrastructure applications to contribute to this growth during the second half of 2005.

          Communications Products

          First quarter sales reported for the Communications Products division were $21.2 million, an increase of $8.0 million from the first quarter of 2004. Operating income for the quarter before corporate expenses was $7.0 million. Year-over-year revenue growth within the embedded systems segment was primarily the result of wireless infrastructure deployments. A mix of 2.5G and 3G wireless deployments are expected to continue throughout 2005 but not at the extraordinary growth rates seen in 2004.

          Conference Call Information

          A conference call will be held at 8:30 a.m. Eastern Time on today’s date to discuss the information in this release. Investors may listen by either calling 800-711-4000 or over the Internet at http://www.artesyn.com . The webcast will be available for replay immediately following the conference call. For further information on the call, please call the Company at 561-451-1000.

          About Artesyn Technologies, Inc.

          Artesyn Technologies, Inc., headquartered in Boca Raton, FL., is a world leader in the design, manufacture and sale of power conversion and embedded board solutions for infrastructure applications in server and storage, networking, wireless and telecommunications systems. Our products are used in middle to high-end servers, data storage devices, routers, hubs, high-speed modems, RF amplification systems, base station controllers and transceivers. The Company has a global sales reach with design and manufacturing facilities in Asia, Europe and North America. Artesyn is a public company whose common stock is traded on the Nasdaq stock market under the symbol ATSN. For more information, please visit the Company’s web site at http://www.artesyn.com .

          Use of Non-GAAP Financial Measures

          To supplement the Company’s financial statements presented on a GAAP basis, Artesyn uses non-GAAP financial measures to give the reader a clearer picture of Artesyn’s current operating performance from management’s perspective. These non-GAAP financial measures include EBITDA. This measure is not recognized for US GAAP financial statement presentation and, as required, reconciliations to GAAP are provided after the written portion of this release.

          Cautionary Statement About Forward-Looking Statements

          Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to statements contained in paragraphs four, five, seven and eight of this release. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties and may differ materially from actual future events or results. Undue reliance should not be placed on such forward-looking statements. Certain risks and uncertainties are identified in Artesyn’s periodic filings with the United States Securities and Exchange Commission, specifically the most recent annual report on Form 10-K, filed on March 16, 2005. Some of these risk factors include, but are not limited to, fluctuations in end-market demand, risks associated with global manufacturing in foreign locations, dependence on a relatively small number of customers, dependence on and volatility of foreign sales, and technological changes which may render our existing products uncompetitive or obsolete.  Any forward-looking statement made in this release is made as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. Artesyn assumes no obligation to update any such forward-looking statements. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. For a more detailed discussion of such risks and uncertainties, the Company strongly encourages you to review its SEC filings.

Artesyn Technologies, Inc.
Financial Highlights
(In Thousands Except Per Share Data)
(Unaudited)

	Thirteen Weeks Ended

	April 1, 2005	March 26, 2004

Orders	$101,004	$106,114
Sales - Power Conversion	$81,300	$83,357
- Communications Products	21,150	13,156
Total	$102,450	$96,513
Operating Income	$3,734	$3,872
Depreciation and amortization	5,661	5,430
EBITDA	$9,395	$9,302
Net Income	$1,946	$1,917
Earnings Per Share Data - Diluted	$0.05	$0.05
Weighted Average Shares Outstanding	40,404	39,886

Artesyn Technologies, Inc.
Condensed Consolidated Statements of Operations
(In Thousands Except per Share Data)
(Unaudited)

	Quarter Ended

	April 1, 2005	March 26, 2004

Sales	$102,450	$96,513
Cost of Sales	76,617	72,040
Gross Profit	25,833	24,473
Operating Expenses
Selling, general and administrative	10,536	10,447
Research and development	11,563	10,154
Total Operating Expenses	22,099	20,601
Operating Income	3,734	3,872
Interest Expense, Net	(1,005)	(1,247)
Income Before Income Taxes	2,729	2,625
Provision for Income Taxes	783	708
Net Income	$1,946	$1,917
Earnings Per Share, Diluted	$0.05	$0.05
Weighted Average Shares Outstanding	40,404	39,886

Artesyn Technologies, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	April 1, 2005	December 31, 2004

ASSETS
Current Assets
Cash and equivalents	$65,233	$84,811
Investments	33,972	21,125
Accounts receivable, net	58,602	61,352
Inventories, net	52,549	50,320
Prepaid expenses and other current assets	2,753	1,380
Deferred income taxes, net	9,137	9,137
Total current assets	222,246	228,125
Property, Plant & Equipment, Net	64,635	66,124
Other Assets
Goodwill	21,783	22,107
Deferred income taxes	3,859	4,155
Other assets	20,697	21,128
Total other assets	46,339	47,390
Total Assets	$333,220	$341,639
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$50,827	$54,958
Accrued and other current liabilities	46,367	52,838
Total current liabilities	97,194	107,796
Long-Term Liabilities
Convertible subordinated debt	90,000	90,000
Deferred income taxes	6,229	5,598
Other long-term liabilities	4,001	4,269
Total long-term liabilities	100,230	99,867
Total liabilities	197,424	207,663
Shareholders’ Equity	135,796	133,976
Total Liabilities and Shareholders’ Equity	$333,220	$341,639

SOURCE  Artesyn Technologies
          -0-                                                  04/28/2005
          /CONTACT:  Richard Thompson, Chief Financial Officer, +1-561-451-1000, or Pamela Rembaum, Director, Investor Relations, +1-561-451-1028, both of Artesyn Technologies, Inc./
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          /Web site:  http://www.artesyn.com /

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